Exhibit 10.5
CONFIDENTIAL SEVERANCE AGREEMENT AND RELEASE
     This CONFIDENTIAL SEVERANCE AGREEMENT AND RELEASE (“Agreement”) is made and entered into by and between AMERICAN COMMERCIAL LINES LLC (“the Company”), and W. Norbert Whitlock, his dependents, heirs, attorneys, agents, successors and assigns (collectively referenced herein as “Employee”).
R E C I T A L S
     WHEREAS, Employee is currently employed by the Company as Executive Vice President Operations; and
     WHEREAS, the Company has informed the Employee that his employment is being terminated and that he may be qualified for severance benefits in accordance with the Company’s Salaried Severance Policy and the terms of this Agreement; and
     WHEREAS, both Employee and the Company (collectively, the “Parties”) desire and intend to amicably sever the employment relationship between them in accordance with the terms outlined in this Agreement; and
     WHEREAS, the Parties have read and understood the terms of this Agreement and have been provided a reasonable opportunity to consult with legal counsel prior to executing this Agreement.
     In consideration for the mutual promises and covenants set forth herein, the Parties agree as follows:
     1. Termination. Employee’s employment with the Company will end on June 30, 2009 (the “Termination Date”).
     2. Severance Payments. In consideration for the mutual promises and covenants set forth herein, as well as the terms of the Salaried Severance Policy, incorporated herein by reference, the Company agrees to provide Employee with the following:
          (a) Severance pay in an amount equal to Employee’s salary, at the rate in effect on the date of his Termination Date, for Twenty-Six (26) Weeks (the “Severance Payments”). Such Severance Payments shall be paid in Thirteen (13) equal semi-monthly installments, less statutory and employee-authorized payroll deductions, in accordance with the Company’s regular payroll practices and procedures.
          (b) No payments shall be made under this paragraph until the expiration of the seven (7) day revocation period set forth in Paragraph 8(e) herein.
     3. Employee Benefits.
          (a) Participation in Company-sponsored welfare plans shall cease on Employee’s Termination Date. Employee may exercise his rights to continue coverage under the Company’s group health plan at his own expense in accordance with applicable Federal law. The Company will provide timely notice to Employee regarding these rights as required by law. In addition, Employee may exercise any conversion rights available under other Company-sponsored welfare plans, in accordance with the terms of such plans, if any.
          (b) Employee shall be entitled to any vested benefits under any Company benefit or retirement plans in accordance with the terms of the applicable plan documents. Nothing in this Agreement shall be construed to forfeit, modify or abridge any such vested benefits.
          (c) For stock grants issued to Employee prior to January 1, 2009, Employee shall be entitled to any benefits provided under any Company stock plans in accordance with the terms of the applicable plan documents and award agreements as they relate to termination of employment without “Cause”. Nothing in this Agreement shall be construed to forfeit, modify or abridge any such benefits. All unvested stock awards issued on or after January 1, 2009 will be forfeited as of Employee’s Termination Date.
          (d) The Company shall reimburse Employee for all business expenses incurred prior to his Employee’s Termination Date, provided that such expenses are in compliance with Company policies and Employee submits acceptable documentation of such expenses.
     4. Vacation. Employee will be paid his accrued but unused vacation in accordance with the Company’s
W. Norbert Whitlock
Execution Copy

Vacation policy and applicable law.
     5. General Release. Employee, on behalf of himself, his spouse, dependents, heirs, attorneys, successors and assigns, hereby releases, holds harmless and forever discharges American Commercial Lines LLC, as well as its parent companies, subsidiaries, affiliates, successors, predecessors, employees, agents, attorneys, directors and officers, past and present, stockholders and estates in their individual and business capacities, jointly and severally, (collectively referenced herein as “the Released Parties”), from any and all claims, damages, fees, costs or other equitable, legal, statutory or common law relief for any causes of action, obligations, contracts, torts, claims, costs, penalties, fines, liabilities, attorneys’ fees, demands or suits, of whatever kind or character, known or unknown, fixed or contingent, liquidated or unliquidated, whether asserted or unasserted, arising out of or related to Employee’s prior employment with the Company, Employee’s termination from employment with the Company, any other policies or agreements governing terms of Employee’s employment, and any acts or omissions by the Company or any of the Company’s current and former officers, directors, shareholders, principals, attorneys, agents, employees, attorneys, affiliates, parent companies, subsidiaries, successors and assigns, at any time up through the Effective Date of this Agreement. This Agreement shall specifically apply to, but shall not be limited to, claims for violation of civil rights, including violations of Title VII of the Civil Rights Act of 1964, the Equal Pay Act, the Americans With Disabilities Act, the Age Discrimination in Employment Act, or any other local, state or federal statute (or constitution), including but not limited to any claim based upon race, sex, national origin, ancestry, religion, age, mental or physical disability, marital status, sexual preference or denial of Family and Medical Leave; claims arising under the Employee Retirement Income Security Act of 1978 (“ERISA”), or pertaining to ERISA-regulated benefits; claims arising under the Fair Labor Standards Act, including any claims for wages, vacation pay, severance pay, bonus compensation, commissions, deferred compensation, other remuneration of any kind or character; claims for violations of any other federal, state or local law governing employment or labor relations; claims for any obligations, agreements, express or implied contracts; claims for defamation, invasion of privacy, assault and battery, intentional or negligent infliction of emotional distress, negligence, gross negligence, estoppel, conspiracy or misrepresentation; express or implied duties of good faith and fair dealing; wrongful discharge, violations of public policy; and/or torts for any and all alleged acts, omissions or events up through the Effective Date of this Agreement.
     Because you are no longer an employee, you are no longer covered by the Company Securities Trading Policy and there are no trailing contractual constraints related to the exercise of options or purchase or sale of Company stock. You acknowledge you are aware of the Federal securities laws and regulations that prohibit the purchase or sale of a security at a time when an individual possesses material nonpublic information. You will indemnify the Company for any and all claims, damages, fees, costs or other equitable, legal, statutory or common law causes of action related to any trade you make.
     6. Receipt of Wages and Commissions. Employee shall be paid all salary to which he is entitled for service performed prior to his Termination Date in accordance with the provisions of applicable law. By signing below, Employee acknowledges receipt of all such salary payments due and owing as of his Termination Date.
     7. Voluntary and Knowing Agreement. Employee acknowledges that he has carefully read and fully understands all of the provisions and effects of this Agreement; that he has been advised to consult with an attorney prior to executing this Agreement; that he participated in the creation of and is voluntarily entering into this Agreement; and that neither the Company nor its agents or attorneys have made any representations or promises as to the terms or effects of this Agreement other than those contained here.
     8. Compliance with the Older Workers’ Benefit Protection Act. The Parties desire and intend that this Agreement comply with the terms of the Older Workers’ Benefit Protection Act. Accordingly, Employee acknowledges that he has been advised of the following rights:
          (a) Employee understands that local, state and federal laws, including the AGE DISCRIMINATION IN EMPLOYMENT ACT, prohibit employment discrimination based upon age, sex, race, color, national origin, ethnicity, religion, or disability. Employee further understands and agrees that, by signing this Agreement, he agrees to waive any and all such claims, and release the Company from any and all such claims.
          (b) Employee acknowledges that he has been advised in writing to consult with an attorney and has been provided with a reasonable opportunity to consult with an attorney prior to signing this Agreement, which
W. Norbert Whitlock
Execution Copy

contains a general release and waiver of claims.
          (c) Employee acknowledges that the Severance Payments required to be paid pursuant to the terms of this Agreement constitute monies to which Employee otherwise would not be entitled, and that Employee is being paid the Severance Payments in consideration for his signing of this Agreement in accordance with the terms of the Company’s Salaried Severance Policy.
          (d) Employee acknowledges that he has FORTY-FIVE (45) DAYS after receiving this Agreement, up to and including Date, to consider whether to sign this Agreement.
          (e) Employee further acknowledges that, in the event that he signs this Agreement, he has another SEVEN (7) DAYS to revoke it. To revoke, Employee agrees to deliver a written notice of revocation to Sr. Vice President — Human Resources, American Commercial Lines LLC, 1701 E. Market Street, Jeffersonville, Indiana 47130, prior to 5 PM on the seventh day after signing. THIS AGREEMENT DOES NOT BECOME EFFECTIVE UNTIL EXPIRATION OF THIS SEVEN (7) DAY PERIOD.
     9. Non-Disclosure. Employee agrees that, subsequent to the Effective Date of this Agreement, Employee shall not, for his own behalf or on behalf of any other person or entity disclose any Confidential Information belonging to the Company to anyone except with the written consent of the Company or use any Confidential Information for the purpose of engaging in any business activity similar to that in which Employee engaged during the Employee’s employment with the Company or for the benefit of any person or entity selling, marketing, designing, developing, or manufacturing products or services that are the same as, similar to, or that compete with products or services provided by the Company. For purposes of this Agreement, “Confidential Information” shall mean all information, whatever its nature and form and whether obtained orally, by observation, from written materials, or otherwise obtained by Employee during or as a result of Employee’s employment with the Company or in connection with Employee’s affiliation with any entity which has been acquired by or merged into the Company, and relating to any technical, manufacturing, business or commercial activities or plans of the Company, whether made or conceived by Employee or otherwise, except such information as is generally available to the public. By way of illustration, but without limitation, “Confidential Information” includes formulas, systems, methods, programs, processes, compilations of technical and non-technical information, inventions, discoveries and improvements, designs, drawings, blueprints, software, product ideas, concepts, prototypes, features, techniques, procedures, and all ideas related to actual or anticipated business or research and development of the Company, whether patented or patentable, and business and customer information including but not limited to product announcement dates, marketing objectives and strategies, financial projections, planned product or services offerings, advertising and promotional materials, forms, patterns, lists of past, present or prospective licenses, licensees, clients and customers, and their addresses, needs, personnel, characteristics, and the like, and data prepared for, stored in, processed by or obtained from an automated information system belonging to or in the possession of the Company. If Employee is required by order of a court or other governmental authority to disclose any Confidential Information, the Employee will promptly notify the Company in advance of any disclosure so that the Company may attempt to obtain an appropriate protective order. Except as otherwise provided, the obligations herein shall survive so long as such information is confidential or is a trade secret under applicable law.
     10. Property Return. As soon as reasonably practicable, Employee shall return all Company-owned property in his possession, including but not limited to all keys to company buildings or property, automobiles or other vehicles, all Company-owned equipment, all company software and computers, all documents and papers (including but not limited to reports, Rolodexes, sales data, product lists, business plans, notebook entries, and files), all company credit cards, telephone cards, cellular telephone(s), all Confidential Information, as defined in paragraph 9 of this Agreement, and all other Company property.
     11. Non-Solicitation. For a period of one (1) year after his Termination Date, Employee shall not in any manner directly or indirectly induce or attempt to induce any employee of the Company to quit or abandon his or her employment with the Company, or any parent company, subsidiary or affiliate.
     12. Non-Disparagement. Employee agrees that, subsequent to his Termination Date, he will not make any disparaging or derogatory remarks or statements about the Company, or the Company’s current and former officers, directors, shareholders, principals, attorneys, agents or employees, or her prior employment with the Company. The Company agrees that it will not make any disparaging or derogatory remarks or statements about Employee or Employee’s
W. Norbert Whitlock
Execution Copy

prior employment with the Company. In the event a prospective employer contacts the Company by any means to verify Employee’s prior employment, the only information that the Company, and its agents or employees, will provide will be Employee’s hire date, Termination Date and last position held. All inquiries from prospective employers shall be directed to Sr. Vice President — Human Resources, American Commercial Lines LLC, 1701 E. Market Street, Jeffersonville, Indiana 47130.
     13. Confidentiality and Trade Secrets. The Parties agree that neither party, nor anyone acting in on their respective behalves, shall initiate or cause to be initiated any publicity or any oral or written communication whatsoever concerning the terms of this Agreement and, with the exceptions stated herein below, shall forever hold confidential and not make public to anyone, in particular, current and past employees of Company, whether by oral or written communications or otherwise, said terms, except only: (a) to the extent as may be absolutely necessary to accomplish financial planning, tax planning and the filing of income tax returns; (b) to the extent as may be absolutely necessary to enforce the terms of this Agreement; (c) to the extent as may be compelled by court order; or (d) to spouses. Additionally, the Employee understands and agrees that he has not and will not engage in misappropriation of the Company’s trade secrets or confidential information and may not use, review, rely upon, distribute, display or otherwise make available any of the Company’s trade secrets or confidential information. Any breach of this section shall be considered a breach of the Agreement. Except as such disclosure may be required by the U.S. Securities and Exchange Commission, the obligations herein shall survive so long as such information is confidential or is a trade secret under applicable law.
     14. Breach. Employee agrees that if he engages in a material breach of this Agreement, the Company shall not be required to make any unmade payment due under this Agreement, and he shall repay any payments he received under this Agreement within seven (7) calendar days upon written demand by Company. The parties agree that this paragraph shall not apply to the lawful exercise of any existing rights under applicable federal, state and local laws.
     15. Cooperation with Litigation. In the event that the Company is involved in any investigation, litigation, arbitration or administrative proceeding subsequent to the Effective Date of this Agreement, Employee agrees that, upon request, he will provide reasonable cooperation to the Company and its attorneys in the prosecution or defense of any investigation, litigation, arbitration or administrative proceeding, including participation in interviews with the Company’s attorneys, appearing for depositions, testifying in administrative, judicial or arbitration proceedings, or any other reasonable participation necessary for the prosecution or defense of any such investigation, litigation, arbitration or administrative proceeding.
     16. Misconduct. Employee understands that if he engages in, or has engaged in misconduct that would warrant his termination of employment under the Company’s Code of Ethics or other policies in effect at any time during his employment with the Company (“Company Policies”), that he shall forfeit all benefits provided by this Agreement. A finding of misconduct constituting a breach of any one or more of the Company Policies will also constitute a material breach of this Agreement. Misconduct means the commission of any act of fraud, embezzlement or dishonesty by employee, any unauthorized use or disclosure by employee of confidential information or trade secrets of the Company, or any other intentional misconduct by employee adversely affecting the business or affairs of the Company in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company may consider as misconduct under this Agreement.
     17. Choice of Law. This Agreement is made in the State of Indiana, and shall in all respects be interpreted, enforced and governed under the laws of the State of Indiana without respect to choice of law principles, or by Federal law where applicable.
     18. Modifications. The Parties agree that the provisions of this agreement may not be modified by any subsequent agreement unless the modifying Agreement is: (i) in writing; (ii) specifically references this Agreement; (iii) is signed by Employee; and (iv) is signed and approved by an authorized officer of the Company.
     19. Integration. The Parties acknowledge and agree that this Agreement constitutes the entire agreement between the Parties; that the Parties have executed this Agreement based upon the terms set forth herein; that the Parties have not relied on any prior agreement or representation, whether oral or written, which is not set forth in this Agreement; that no prior agreement, whether oral or written, shall have any effect on the terms and provisions of this Agreement; and that all prior agreements, whether oral or written, are expressly superseded and/or revoked by this Agreement.
W. Norbert Whitlock
Execution Copy

     20. Severability and Waiver. The Parties acknowledge and agree that each provision of this Agreement shall be enforceable independently of every other provision. Furthermore, in the event that any provision is deemed to be unenforceable for any reason, the provision shall be rewritten to the extent necessary to make it effective and in accordance with any applicable laws and additionally that the remaining provisions shall remain effective, binding and enforceable. The Parties further acknowledge and agree that the failure of any party to enforce any provision of this Agreement shall not constitute a waiver of that provision, or of any other provision of this Agreement.
     21. Effective Date. The Effective Date of this Agreement shall be seven (7) calendar days after the date that Employee signs this Agreement before a witness as set forth in paragraph 8(e) above. The date that representatives of the Company sign this Agreement shall not affect the Effective Date for any purpose under this Agreement.
     22. Fees and Costs. The Parties will each bear their own attorney’s fees and costs in connection with drafting and negotiation of this Agreement. In the event Employee fails to comply with the provisions contained in this Agreement and/or initiates any action based on claims that have been released herein, Employee will pay for all fees and costs incurred by the Company or its agents or employees, including reasonable attorneys’ fees.
     23. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.
IN WITNESS WHEREOF, and intending to be legally bound hereby, I have executed and delivered this Release on the date set forth below.

AMERICAN COMMERCIAL LINES LLC

6/26/09	By:	/s/ Richard W. Spriggle

Date
	Position:	SVP Human Resources

W. NORBERT WHITLOCK

6/26/09		/s/ W. Norbert Whitlock

Date	Signature

6/26/09		/s/ Richard M. Bruns

Date	Witness
W. Norbert Whitlock
Execution Copy